Exhibit 99.1

AMAZON.COM ANNOUNCES FIRST QUARTER SALES UP 15% TO $22.72 BILLION
SEATTLE—(BUSINESS WIRE)—April 23, 2015—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its first quarter ended March 31, 2015.
Operating cash flow increased 47% to $7.84 billion for the trailing twelve months, compared with $5.35 billion for the trailing twelve months ended March 31, 2014. Free cash flow increased to $3.16 billion for the trailing twelve months, compared with $1.49 billion for the trailing twelve months ended March 31, 2014.
Common shares outstanding plus shares underlying stock-based awards totaled 483 million on March 31, 2015, compared with 476 million one year ago.
Net sales increased 15% to $22.72 billion in the first quarter, compared with $19.74 billion in first quarter 2014. Excluding the $1.3 billion unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 22% compared to first quarter 2014.
Operating income increased 74% to $255 million in the first quarter, compared with operating income of $146 million in first quarter 2014.
Net loss was $57 million in the first quarter, or $0.12 per diluted share, compared with net income of $108 million, or $0.23 per diluted share, in first quarter 2014.
“Amazon Web Services is a $5 billion business and still growing fast — in fact it’s accelerating,” said Jeff Bezos, founder and CEO of Amazon.com. “Born a decade ago, AWS is a good example of how we approach ideas and risk-taking at Amazon. We strive to focus relentlessly on the customer, innovate rapidly, and drive operational excellence. We manage by two seemingly contradictory traits: impatience to deliver faster and a willingness to think long term. We are so grateful to our AWS customers and remain dedicated to inventing on their behalf.”
Highlights

•
Amazon launched Dash Button — a small button that Prime customers can place in their home and use to reorder frequently used household items. Today, customers can chose from 18 popular brands, such as Bounty, Huggies, and Clorox.

•
Amazon announced the Dash Replenishment Service (DRS), a new service that enables connected devices to order goods from Amazon when supplies are running low — like a coffee maker that automatically orders more coffee beans. By using DRS, device makers are able to leverage Amazon’s authentication and payment systems, customer service, and fulfillment network. Early adopters of DRS include Whirlpool, Quirky, Brother, and Brita.

•
Amazon announced new features for Amazon Fire TV and Fire TV Stick, including X-Ray (now available directly on your HDTV), support for a captive portal to connect to Wi-Fi at a hotel or dorm room, and new shortcuts. Amazon Fire TV also added expandable USB storage and private listening with support for Bluetooth headphones.

•	In just one year, Amazon Fire TV apps and games selection is up 5x, including Sling TV, Fox Sports Go, Flappy Birds Family, TED, WSJ Live, Crossy Road, and Game of Thrones - A Telltale Game Series.

•
Fire TV Stick launched in the U.K. and Germany, joining Amazon Fire TV. Pre-orders for Fire TV Stick on Amazon.co.uk and Amazon.de broke all previous records for Amazon devices in the first week of availability.

•
Amazon Echo continues to get smarter as more customers use it and provide feedback — new features include Pandora integration, home automation, support for sports scores and schedules, traffic reports and route suggestions, and voice control for customers if listening to music via Bluetooth. Amazon has released a limited preview of the Alexa SDK to enable developers, content creators, and service providers to build apps and experiences for Echo.

•
Amazon launched unlimited cloud storage with Amazon Cloud Drive — two new storage plans for customers to securely store new and existing content collections. The Unlimited Everything Plan provides unlimited storage for photos, videos, movies, music, and files, and the Unlimited Photos Plan provides unlimited photo storage plus 5 GB of additional storage for videos, documents, or other files — all for a low annual fee. Customers can sign up for a free 3-month trial on either plan.

•
Prime Now has expanded to Miami, Baltimore, Dallas, Atlanta, and Austin. Prime members can choose from tens of thousands of daily essentials through a mobile app. With Prime Now, two-hour delivery is free and one-hour delivery is available for $7.99.

•
Amazon Prime celebrated its 10-year anniversary with tens of millions of Prime members around the world. Prime members in the U.S. enjoy unlimited Free Two-Day Shipping on more than 20 million items, unlimited streaming of tens of thousands of movies and TV episodes with Prime Instant Video, more than one million songs and hundreds of playlists with Prime Music, unlimited photo storage with Prime Photos, and access to more than 800,000 books to borrow with the Kindle Owners’ Lending Library.

•
Amazon Studios announced that full seasons of Mad Dogs, The Man in the High Castle, The New Yorker Presents, and children’s shows Just Add Magic and The Stinky & Dirty Show will debut exclusively for Prime members in the U.S., U.K., and Germany. Amazon Studios also greenlit second seasons of Mozart in the Jungle and Bosch, as well as original kids series Tumble Leaf, Creative Galaxy, Annedroids, and Gortimer Gibbon’s Life on Normal Street.

•
Amazon introduced Amazon@Purdue, our first staffed on-campus pickup and drop-off location at Purdue University. Amazon Student and Amazon Prime members get Free One-Day Shipping on textbooks and Free One-Day Pickup on over one million items when shipped to the Amazon@Purdue location.

•
Amazon officially launched Write On by Kindle, an online community where writers and readers share in the creative process. Readers can check out works-in-progress — from short stories to novels — and offer feedback, or they can try their hand at writing a story themselves.

•
Amazon launched Amazon Home Services, a new marketplace for on-demand professional services, backed by Amazon’s Happiness Guarantee. Customers can browse, purchase, and schedule hundreds of professional services directly on Amazon.com in less than 60 seconds. Amazon Home Services features handpicked pros offering upfront pricing on pre-packaged services with helpful reviews from customers that have made verified purchases.

•
Poppy J. Anderson became the first German author to sell over one million Kindle books using Kindle Direct Publishing (KDP), joining the Kindle Million Club with many other internationally successful KDP authors such as John Locke, J.A. Konrath, and Tina Folsom.

•	Amazon expanded public fulfillment center tours to the U.K., Germany, France, and Poland. Visit
www.amazon.com/fctours for information on available tour locations, dates, and times.

•	Amazon Prime members in Spain now receive Free One-Day Shipping with their Prime subscription.

•	Amazon Fashion, which has emerged as a top category on Amazon.in, partnered with the Fashion Design Council of India as the official title sponsor of the 25th edition of India Fashion Week.

•
Amazon.in launched the Amazon Seller App, a best-in-class mobile app for sellers in India, which makes it easy and convenient for sellers to update inventory, source and list new items on Amazon.in, and respond faster to customer queries.

•
Amazon.in launched Kirana Now, a pilot service that delivers everyday essentials to customers within two to four hours. This local service utilizes India’s vast network of small and medium businesses to achieve quick, easy, and convenient delivery for Amazon.in customers.

•
Amazon China opened an Amazon international brand flagship store on Tmall, which features thousands of Amazon China’s popular, directly imported products. Additionally, Amazon Global Store selection on Amazon.cn has grown to over one million items.

•
AWS announced Amazon Machine Learning, a fully managed service that makes it easy for any developer to use historical data to build predictive models that can be used for a broad array of purposes, including detecting problematic transactions, preventing customer churn, and improving customer support. Amazon Machine Learning is based on the same proven, highly scalable machine learning technology used by developers across Amazon to generate more than 50 billion predictions a week.

•
AWS announced AWS Marketplace for Desktop Apps, a new category on the AWS Marketplace that makes it easy for customers to search for and buy applications for their Amazon WorkSpaces cloud-based desktops. Customers can choose from a broad selection of more than 100 applications in eleven categories, and pay by the month for the applications they use. To simplify deployment of these desktop applications, AWS also announced Amazon WorkSpaces Application Manager (Amazon WAM), a new service that packages and delivers applications to Amazon WorkSpaces.

•
AWS announced the general availability of AWS Lambda, a compute service that runs developers’ code in response to events and automatically manages the required compute resources, making it easy to build and manage applications that respond quickly to new information.  AWS also launched several new features to make it easy for mobile developers to use Lambda for mobile, tablet, and Internet of Things applications.

•
AWS announced the general availability of the Amazon EC2 Container Service, a high-performance container management service that makes it easy to run distributed applications using Docker containers on AWS. AWS also added the ability to use Elastic Block Store (“EBS”) and Elastic Load Balancing (“ELB”) with the EC2 Container

Service, as well as a new, flexible container scheduler that combine to make the EC2 Container Service the best place to run containers in production.

•
AWS introduced the latest generation of Amazon EC2 Dense-storage (D2) instances, and larger, faster Amazon Elastic Block Storage (Amazon EBS) volumes. To support very large transactional databases and big data analytics, the new Amazon EC2 D2 instances offer up to 48 TB of storage and up to 3,500 MB per second of disk read throughput, while the new Amazon EBS volumes store up to 16 TB and process up to 20,000 input/output operations per second (IOPS).

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of April 23, 2015, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce, and the various factors detailed below.
Second Quarter 2015 Guidance

•	Net sales are expected to be between $20.6 billion and $22.8 billion, or to grow between 7% and 18% compared with second quarter 2014.

•	Operating income (loss) is expected to be between $(500) million and $50 million, compared to $(15) million in second quarter 2014.

•
This guidance includes approximately $600 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon.com opened on the World Wide Web in July 1995. The company is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Fire phone, Fire tablets, and Fire TV are some of the products and services pioneered by Amazon.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2015	2014	2015	2014
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$14,557	$8,658	$5,074	$4,481
OPERATING ACTIVITIES:
Net income (loss)	(57)	108	(405)	299
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization, including capitalized content costs	1,426	1,010	5,162	3,563
Stock-based compensation	407	321	1,582	1,226
Other operating expense (income), net	44	35	139	117
Losses (gains) on sales of marketable securities, net	1	—	(3)	2
Other expense (income), net	91	(50)	203	48
Deferred income taxes	(2)	(185)	(136)	(261)
Excess tax benefits from stock-based compensation	(22)	(121)	94	(199)
Changes in operating assets and liabilities:
Inventories	721	699	(1,172)	(1,245)
Accounts receivable, net and other	441	727	(1,324)	(849)
Accounts payable	(4,249)	(4,675)	2,184	1,400
Accrued expenses and other	(940)	(731)	500	708
Additions to unearned revenue	1,803	1,092	5,144	3,100
Amortization of previously unearned revenue	(1,163)	(732)	(4,123)	(2,564)
Net cash provided by (used in) operating activities	(1,499)	(2,502)	7,845	5,345
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development	(871)	(1,080)	(4,684)	(3,854)
Acquisitions, net of cash acquired, and other	(365)	—	(1,345)	(208)
Sales and maturities of marketable securities	375	593	3,131	2,299
Purchases of marketable securities	(986)	(437)	(3,091)	(2,487)
Net cash provided by (used in) investing activities	(1,847)	(924)	(5,989)	(4,250)
FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	22	121	(94)	199
Proceeds from long-term debt	183	65	6,478	426
Repayments of long-term debt	(316)	(70)	(760)	(272)
Principal repayments of capital lease obligations	(502)	(249)	(1,537)	(863)
Principal repayments of finance lease obligations	(39)	(42)	(132)	(47)
Net cash provided by (used in) financing activities	(652)	(175)	3,955	(557)
Foreign-currency effect on cash and cash equivalents	(322)	17	(648)	55
Net increase (decrease) in cash and cash equivalents	(4,320)	(3,584)	5,163	593
CASH AND CASH EQUIVALENTS, END OF PERIOD	$10,237	$5,074	$10,237	$5,074
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$17	$18	$90	$102
Cash paid for income taxes (net of refunds)	55	38	194	121
Property and equipment acquired under capital leases	954	716	4,246	2,243
Property and equipment acquired under build-to-suit leases	103	126	897	852

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Net product sales	$17,084	$15,705
Net service sales	5,633	4,036
Total net sales	22,717	19,741
Operating expenses (1):
Cost of sales	15,395	14,055
Fulfillment	2,759	2,317
Marketing	1,083	870
Technology and content	2,754	1,991
General and administrative	427	327
Other operating expense (income), net	44	35
Total operating expenses	22,462	19,595
Income (loss) from operations	255	146
Interest income	11	11
Interest expense	(115)	(42)
Other income (expense), net	(130)	5
Total non-operating income (expense)	(234)	(26)
Income (loss) before income taxes	21	120
Provision for income taxes	(71)	(73)
Equity-method investment activity, net of tax	(7)	61
Net income (loss)	$(57)	$108
Basic earnings per share	$(0.12)	$0.23
Diluted earnings per share	$(0.12)	$0.23
Weighted average shares used in computation of earnings per share:
Basic	465	460
Diluted	465	468
_____________
(1) Includes stock-based compensation as follows:
Fulfillment	$90	$81
Marketing	35	27
Technology and content	233	169
General and administrative	49	44

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income (Loss)
(in millions)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Net income (loss)	$(57)	$108
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $(1) and $0	(243)	27
Net change in unrealized gains on available-for-sale securities:
Unrealized gains, net of tax of $0 and $(1)	1	1
Reclassification adjustment for losses included in “Other income (expense), net,” net of tax of $0 and $0	1	—
Net unrealized gains on available-for-sale securities	2	1
Total other comprehensive income (loss)	(241)	28
Comprehensive income (loss)	$(298)	$136

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended March 31,
	2015	2014
North America
Net sales	$13,406	$10,808
Segment operating expenses (1)	12,889	10,518
Segment operating income (loss)	$517	$290
International
Net sales	$7,745	$7,883
Segment operating expenses (1)	7,821	7,916
Segment operating income (loss)	$(76)	$(33)
AWS
Net sales	$1,566	$1,050
Segment operating expenses (1)	1,301	805
Segment operating income (loss)	$265	$245
Consolidated
Net sales	$22,717	$19,741
Segment operating expenses (1)	22,011	19,239
Segment operating income (loss)	706	502
Stock-based compensation	(407)	(321)
Other operating income (expense), net	(44)	(35)
Income (loss) from operations	255	146
Total non-operating income (expense)	(234)	(26)
Provision for income taxes	(71)	(73)
Equity-method investment activity, net of tax	(7)	61
Net income (loss)	$(57)	$108
Segment Highlights:
Y/Y net sales growth:
North America	24%	23%
International	(2)	18
AWS	49	69
Consolidated	15	23
Net sales mix:
North America	59%	55%
International	34	40
AWS	7	5
Consolidated	100%	100%
______________________________

(1)	Excludes stock-based compensation and "Other operating expense (income), net," which are not allocated to segments.

AMAZON.COM, INC.
Supplemental Net Sales Information
(in millions)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Net Sales:
North America
Media	$2,969	$2,825
Electronics and other general merchandise	10,250	7,829
Other (1)	187	154
Total North America	$13,406	$10,808
International
Media	$2,320	$2,642
Electronics and other general merchandise	5,378	5,188
Other (1)	47	53
Total International	$7,745	$7,883

Year-over-year Percentage Growth:
North America
Media	5%	12%
Electronics and other general merchandise	31	28
Other	22	18
Total North America	24	23
International
Media	(12)%	4%
Electronics and other general merchandise	4	27
Other	(12)	13
Total International	(2)	18
Year-over-year Percentage Growth, excluding the effect of foreign exchange rates:
North America
Media	5%	13%
Electronics and other general merchandise	31	28
Other	22	19
Total North America	24	23
International
Media	2%	4%
Electronics and other general merchandise	21	26
Other	2	11
Total International	14	18
______________________________

(1)	Includes sales from non-retail activities, such as certain advertising services and our co-branded credit card agreements.

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,237	$14,557
Marketable securities	3,544	2,859
Inventories	7,369	8,299
Accounts receivable, net and other	4,772	5,612
Total current assets	25,922	31,327
Property and equipment, net	17,736	16,967
Goodwill	3,491	3,319
Other assets	2,926	2,892
Total assets	$50,075	$54,505
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,917	$16,459
Accrued expenses and other	8,840	9,807
Unearned revenue	2,420	1,823
Total current liabilities	23,177	28,089
Long-term debt	8,257	8,265
Other long-term liabilities	7,768	7,410
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 489 and 488
Outstanding shares — 466 and 465	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	11,565	11,135
Accumulated other comprehensive loss	(752)	(511)
Retained earnings	1,892	1,949
Total stockholders’ equity	10,873	10,741
Total liabilities and stockholders’ equity	$50,075	$54,505

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$5,345	$5,327	$5,705	$6,842	$7,845	47%
Purchases of property and equipment (incl. internal-use software & website development) -- TTM	$3,854	$4,288	$4,628	$4,893	$4,684	22%
Principal repayments of capital lease obligations -- TTM	$863	$969	$1,103	$1,285	$1,537	78%
Principal repayments of finance lease obligations -- TTM	$47	$60	$73	$135	$132	178%
Property and equipment acquired under capital leases -- TTM	$2,243	$2,716	$3,347	$4,008	$4,246	89%
Free cash flow -- TTM (1)	$1,491	$1,039	$1,077	$1,949	$3,161	112%
Free cash flow -- TTM Y/Y growth (decline)	744%	292%	178%	(4)%	112%	N/A
Invested capital (2)	$16,681	$17,743	$18,715	$21,021	$23,090	38%
Return on invested capital (3)	9%	6%	6%	9%	14%	N/A
Free cash flow less lease principal repayments -- TTM (4)	$581	$10	$(99)	$529	$1,492	157%
Free cash flow less finance principal lease repayments and capital acquired under capital leases -- TTM (5)	$(799)	$(1,737)	$(2,343)	$(2,194)	$(1,217)	52%
Common shares and stock-based awards outstanding	476	480	481	483	483	2%
Common shares outstanding	460	462	463	465	466	1%
Stock awards outstanding	16	18	18	18	17	11%
Stock awards outstanding -- % of common shares outstanding	3.5%	3.9%	3.9%	3.8%	3.8%	N/A
Results of Operations
Worldwide (WW) net sales	$19,741	$19,340	$20,579	$29,328	$22,717	15%
WW net sales -- Y/Y growth, excluding F/X	23%	22%	20%	18%	22%	N/A
WW net sales -- TTM	$78,124	$81,759	$85,246	$88,988	$91,963	18%
WW net sales -- TTM Y/Y growth, excluding F/X	24%	23%	22%	20%	20%	N/A
Operating income (loss)	$146	$(15)	$(544)	$591	$255	74%
Operating income/loss -- Y/Y growth (decline), excluding F/X	(29)%	(158)%	N/A	22%	90%	N/A
Operating margin -- % of WW net sales	0.7%	(0.1)%	(2.6)%	2.0%	1.1%	N/A
Operating income -- TTM	$710	$617	$97	$178	$287	(60)%
Operating income -- TTM Y/Y growth (decline), excluding F/X	7%	(11)%	(94)%	(79)%	(56)%	N/A
Operating margin -- TTM % of WW net sales	0.9%	0.8%	0.1%	0.2%	0.3%	N/A
Net income (loss)	$108	$(126)	$(437)	$214	$(57)	(153)%
Net income (loss) per diluted share	$0.23	$(0.27)	$(0.95)	$0.45	$(0.12)	(152)%
Net income (loss) -- TTM	$299	$181	$(216)	$(241)	$(405)	(236)%
Net income (loss) per diluted share -- TTM	$0.64	$0.39	$(0.47)	$(0.52)	$(0.88)	(234)%
______________________________

(1)	“Free cash flow” is defined as net cash provided by operating activities less cash expenditures for purchases of property and equipment, including internal-use software and website development.

(2)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt) over five quarter ends.

(3)	TTM Free Cash Flow divided by Invested Capital.

(4)
“Free cash flow less lease principal repayments” is defined as net cash provided by operating activities, less (i) purchases of property and equipment, including internal-use software and website development, (ii) principal repayments of capital lease obligations, and (iii) principal repayments of finance lease obligations. Free cash flow less lease principal repayments approximates the actual payments of cash for our capital and finance leases.

(5)
“Free cash flow less finance principal lease repayments and capital acquired under capital leases” is defined as net cash provided by operating activities, less (i) purchases of property and equipment, including internal-use software and website development, (ii) principal repayments of finance lease obligations, and (iii) property and equipment acquired under capital leases. In this measure, property and equipment acquired under capital leases is reflected as if these assets had been purchased for cash, which is not the case as these assets have been leased.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Y/Y % Change
Segments
North America Segment:
Net sales	$10,808	$10,994	$11,699	$17,333	$13,406	24%
Net sales -- Y/Y growth, excluding F/X	23%	25%	23%	21%	24%	N/A
Net sales -- TTM				$50,834	$53,432	23%
Operating income (loss)	$290	$329	$(60)	$733	$517	79%
Operating income/loss -- Y/Y growth (decline), excluding F/X					77%	N/A
Operating margin -- % of North America net sales	2.7%	3.0%	(0.5)%	4.2%	3.9%	N/A
Operating income -- TTM				$1,292	$1,520	N/A
Operating margin -- TTM % of North America net sales				2.5%	2.8%	N/A
International Segment:
Net sales	$7,883	$7,341	$7,711	$10,575	$7,745	(2)%
Net sales -- Y/Y growth, excluding F/X	18%	14%	13%	12%	14%	N/A
Net sales -- TTM				$33,510	$33,371	7%
Net sales -- TTM % of WW net sales				38%	36%	N/A
Operating income (loss)	$(33)	$(2)	$(174)	$65	$(76)	137%
Operating income/loss -- Y/Y growth (decline), excluding F/X					N/A	N/A
Operating margin -- % of International net sales	(0.4)%	—%	(2.3)%	0.6%	(1.0)%	N/A
Operating income (loss) -- TTM				$(144)	$(188)	N/A
Operating margin -- TTM % of International net sales				(0.4)%	(0.6)%	N/A
AWS Segment:
Net sales	$1,050	$1,005	$1,169	$1,420	$1,566	49%
Net sales -- Y/Y growth, excluding F/X	69%	43%	43%	47%	49%	N/A
Net sales -- TTM				$4,644	$5,160	46%
Net sales -- TTM % of WW net sales				5%	6%	N/A
Operating income	$245	$77	$98	$240	$265	8%
Operating income -- Y/Y growth (decline), excluding F/X					(13)%	N/A
Operating margin -- % of AWS net sales	23.3%	7.7%	8.4%	16.9%	16.9%	N/A
Operating income -- TTM				$660	$680	N/A
Operating margin -- TTM % of AWS net sales				14.2%	13.2%	N/A
Consolidated Segments:
Operating expenses (6)	$19,239	$18,936	$20,715	$28,290	$22,011	14%
Operating expenses -- TTM (6)	$76,069	$79,710	$83,599	$87,180	$89,951	18%
Operating income (loss)	$502	$404	$(136)	$1,038	$706	41%
Operating income/loss -- Y/Y growth (decline), excluding F/X	10%	(9)%	(151)%	22%	45%	N/A
Operating margin -- % of Consolidated net sales	2.5%	2.1%	(0.7)%	3.5%	3.1%	N/A
Operating income -- TTM	$2,055	$2,049	$1,647	$1,808	$2,012	(2)%
Operating income -- TTM Y/Y growth (decline), excluding F/X	20%	14%	(12)%	(10)%	(1)%	N/A
Operating margin -- TTM % of Consolidated net sales	2.6%	2.5%	1.9%	2.0%	2.2%	N/A
______________________________

(6)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except inventory turnover, accounts payable days and employee data)
(unaudited)

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$2,825	$2,464	$2,734	$3,544	$2,969	5%
Media -- Y/Y growth, excluding F/X	13%	14%	5%	1%	5%	N/A
Media -- TTM	$11,121	$11,411	$11,536	$11,567	$11,711	5%
Electronics and other general merchandise	$7,829	$8,366	$8,793	$13,529	$10,250	31%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	28%	29%	31%	27%	31%	N/A
Electronics and other general merchandise -- TTM	$31,686	$33,575	$35,636	$38,517	$40,938	29%
Electronics and other general merchandise -- TTM % of North America net sales	73%	74%	74%	76%	77%	N/A
Other	$154	$164	$172	$260	$187	22%
Supplemental International Segment Net Sales:
Media	$2,642	$2,380	$2,510	$3,406	$2,320	(12)%
Media -- Y/Y growth, excluding F/X	4%	4%	3%	(1)%	2%	N/A
Media -- TTM	$11,004	$11,160	$11,246	$10,938	$10,615	(4)%
Electronics and other general merchandise	$5,188	$4,912	$5,160	$7,109	$5,378	4%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	26%	20%	19%	19%	21%	N/A
Electronics and other general merchandise -- TTM	$19,919	$20,894	$21,737	$22,369	$22,559	13%
Electronics and other general merchandise -- TTM % of International net sales	64%	65%	65%	67%	68%	N/A
Other	$53	$49	$41	$60	$47	(12)%
Balance Sheet
Cash and marketable securities	$8,666	$7,986	$6,883	$17,416	$13,781	59%
Inventory, net -- ending	$6,716	$6,644	$7,316	$8,299	$7,369	10%
Inventory turnover, average -- TTM	9.1	9.1	8.9	8.6	8.8	(3)%
Property and equipment, net	$12,267	$14,089	$15,702	$16,967	$17,736	45%
Accounts payable -- ending	$10,590	$10,457	$11,811	$16,459	$11,917	13%
Accounts payable days -- ending	68	71	74	73	70	3%
Other
WW shipping revenue	$849	$889	$1,048	$1,701	$1,299	53%
WW shipping costs	$1,829	$1,812	$2,020	$3,049	$2,309	26%
WW net shipping costs	$980	$923	$972	$1,348	$1,010	3%
WW net shipping costs -- % of net sales (7)	5.2%	5.0%	5.0%	4.8%	4.8%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	124,600	132,600	149,500	154,100	165,000	32%
______________________________

(7)	Includes North America and International segment net sales.

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

AWS Customers

•
References to AWS customers mean unique AWS customer accounts, which are unique e-mail addresses that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.

Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide — for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.amazon.com.br, www.amazon.in, www.amazon.com.mx, www.amazon.com.au, www.amazon.nl, www.diapers.com, www.shopbop.com and www.zappos.com — as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with AWS, certain acquisitions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Phil Hardin, 206/266-2171	Ty Rogers, 206/266-7180
www.amazon.com/ir	www.amazon.com/pr